U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2019

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 7, 2019, we acquired 100% of the stock of Impact Engineering, Inc., a provider of mechanical and electrical engineering services. Since 2009, Impact has operated in the cannabis industry under the dba “Grow2Guys”. We issued an aggregate of 500,000 shares of our Common Stock in exchange for all of the issued and outstanding stock of Impact Engineering (hereinafter referred to as “Grow2Guys”).

Grow2Guys has provided full-service mechanical, electrical, and plumbing (MEP) engineering services for commercial owners since 1982. Its services include:

•	HVAC engineering and design;
•	plumbing engineering and design;
•	electrical engineering and design; and
•	documentation for the building permits necessary to obtain Certificate of Occupancy.

Grow2Guys has provided design and engineering services for over 300 cannabis related facilities across North America, including cultivation facilities, dispensaries, extraction, and MIPs kitchens. The firm’s customer base includes U.S. and Canadian single facility owners and multi-state operators with cultivation facilities ranging from 5,000 square feet to over 200,000 square feet. With this industry-specific experience, Grow2Guys has developed significant expertise in cannabis facility design and engineering, which we believe compliments our current operations. Grow2Guys is licensed to provide professional engineering services and stamp drawings in 47 states.

During each of its past two fiscal years Grow2Guys generated revenues in excess of $700,000, with 5 figure net profits in each year. Management expects that this accretive acquisition will have an immediate positive impact on our revenues and favorably impact our goal of attaining profitability in the near future.

As a result of the acquisition, Grow2Guys is now a wholly-owned subsidiary of our Company, allowing us to engage with cultivators earlier in the design process. While no assurances can be provided, we believe that this avenue for early engagement will support our continued growth in the cannabis sector, providing facility design, products, solutions, and agricultural technology. Through the acquisition of Grow2Guys we expect to expand our cultivation system design operations which, together with our full-service MEP engineering services, should allow us to effectively engage customers much earlier during the building design stage.  Our firms’ combined experience allows us to now offer the market a united team highly experienced in the end-to-end design and delivery of optimized cultivation systems.

Management believes the acquisition of Grow2Guys will improve our ability to better serve our current and future customer base by expanding on the fully integrated products and services that we currently offer. While we have acquired Grow2Guys for coordinated building and cultivations systems design, we intend to continue to expand our current relationships, as well as to develop new relationships with regional MEP engineering firms in other regions throughout North America.

With the addition of the Grow2Guys team our number of employees expands with the addition of five full-time employees, including 37-year mechanical engineering veteran and founder of Grow2Guys, Brian Zimmerman, who is a licensed professional engineer (PE) in 47 states. Other added positions include a project manager and three mechanical designers. As part of the terms of the acquisition we entered into an employment agreement with Mr. Zimmerman, who shall remain as the President of Grow2Guys. Grow2Guys will operate at our downtown Denver offices located at WeWork, The Lab, 4th floor, Room 4A, 2420 17th St., Denver, CO 80202.

Because the net book value of Impact does not exceed 10% of our assets and the number of shares issued in consideration paid for the outstanding shares of Impact is less than 10% of our issued and outstanding shares, audited financial statements of Impact are not included in this report.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

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Item 7.01 Regulation FD Disclosure

Our Press Release relating to the acquisition of Impact Engineering, Inc.is attached as Exhibit 99.2 and is hereby incorporated as if set forth.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

No.	Description

99.2	Press Release Announcing Acquisition of Impact Engineering, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2019	URBAN-GRO, INC. (Registrant)

By: /s/ Bradley Nattrass
Bradley Nattrass, Chief Executive Officer

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